Exhibit 99.1

ClearOne Reports Fourth Quarter 2019 Financial Results

●	Q4 Video revenue up year-over-year by 8% and sequentially by 45%
●	Overall Revenue in Q4 sequentially up by 8%
●	Overall Revenue continued to be impacted by infringement of ClearOne’s strategic patents
●	Under absorption of overhead costs continued to reduce gross margin
●	Non-GAAP Operating expenses declined by 16% year-over-year
●	Balance Sheet strengthened through an oversubscribed rights offering

SALT LAKE CITY, April 16, 2019 (GLOBE NEWSWIRE) -- ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and twelve months ended December 31, 2018.

“We made modest progress on the revenue front with revenue growing sequentially in Q4 and video products growing year over year and also sequentially,” said Zee Hakimoglu, CEO and Chair of ClearOne. “Since ClearOne’s beginning, we have invested heavily in innovation to provide an unequaled user experience. Our patents and trade secrets help protect that investment, and we must take strong legal action when others fail to respect them.  We believe that our recent strategic victory in the PTAB proceedings against Shure with respect to our foundational ‘553 patent vindicates our legal strategy. We are encouraged by the results of the various legal proceedings regarding our patents to date, and we will continue to vigorously enforce our intellectual property rights.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●

Q4 2018 revenue was $7.2 million, compared to $9.3 million in Q4 2017 and $6.7 million in Q3 2018. The year-over-year decrease reflects an impact of the on-going harm of infringement of ClearOne’s patents resulting in slower adoption of our latest generation professional audio-conferencing platform. The patent infringement has also negatively impacted revenue from ClearOne’s other products. Sequential increase in revenue was due to better performance of video products.

●

GAAP gross profit in Q4 2018 was $3.0 million compared to $4.8 million in Q4 2017 and $3.0 million in Q3 2018. GAAP gross profit margin was 42% in Q4 2018, compared to 51% in Q4 2017 and 45% in Q3 2018. The gross profit margin decrease was primarily due to a decline in professional audio licensing revenues and due to reduced overhead absorption into inventory.  The proportion of overhead costs absorbed into inventory has declined due to a sharp decline in our inventory purchasing activity causing increased amounts of overhead costs to be expensed.

●

Operating expenses in Q4 2018 were $5.6 million, compared to $5.8 million in Q4 2017 and $5.3 million in Q3 2018. The majority of the decrease in operating expenses over Q4 2017 is attributable to decreases in employee related costs, bad debts, legal expenses, advertising expenses, commissions to independent reps, amortization of demonstration equipment costs and R&D project costs, partially offset by increases in amortization of intangible assets, consultant fees and health care benefits. Non-GAAP operating expenses in Q4 2018 were $5.1 million, compared to $6.1 million in Q4 2017 and $4.9 million in Q3 2018. The sequential increase in GAAP and non-GAAP operating expenses was mainly due to higher costs related to health care benefits provided to employees.

●

GAAP net loss in Q4 2018 was $2.5 million, or $0.23 per share, compared to net loss of $3.6 million, or $0.43 per share, in Q4 2017 and net loss of $10.1 million, or $1.22 per share, in Q3 2018. Net loss in Q4 2018 was largely caused by operating losses on account of reduction in revenue and associated gross profit. Net loss in Q4 2018 was lesser than net loss in Q4 2017 largely due to the absence of a true-up of provision of $2.6 million for income taxes in Q4 2017. Net loss in Q3 2018 was largely caused by the non-cash write-off of deferred tax assets amounting to $7.8 million and reduction in revenue and associated gross profit. Non-GAAP net loss was $2.0 million, or $0.18 per share, in Q4 2018, compared to non-GAAP net loss of $2.3 million in Q4 2017 and non-GAAP net loss was $9.6 million, or $1.15 per share, in Q3 2018.

Financial Summary
($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2018	2017	Change	2018	2017	Change
GAAP
Revenue	$7,213	$9,255	-22%	$28,156	$41,804	-33%
Gross Profit	3,042	4,753	-36%	13,371	24,009	-44%
Operating loss	(2,603)	(1,052)	-147%	(10,327)	(16,193)	36%
Net loss	(2,536)	(3,608)	30%	(16,687)	(14,172)	-18%
Diluted loss per share	(0.23)	(0.43)	47%	(1.87)	(1.65)	-13%
Non-GAAP
Non-GAAP gross profit	$3,044	$4,759	-36%	$13,385	$24,036	-44%
Non-GAAP operating loss	(2,056)	(1,337)	-54%	(8,486)	(309)	-2646%
Non-GAAP net loss	(1,989)	(2,297)	13%	(14,846)	(1,490)	-896%
Non-GAAP Adjusted EBITDA	(1,934)	(1,171)	-65%	(7,909)	571	-1485%
Non-GAAP loss per share (diluted)	(0.18)	(0.27)	33%	(1.66)	(0.17)	-856%

Balance Sheet Highlights

At December 31, 2018, cash, cash equivalents and investments were $15.9 million, as compared with $18.6 million at December 31, 2017.

On December 4, 2018, the Company closed a subscription rights offering (the “Rights Offering”) in which the Company raised $10.0 million in gross proceeds. In the Rights Offering, the Company issued one subscription right to each of Company’s shareholders for each share of Company’s common stock that they held. Each subscription right entitled the shareholder to purchase one share of Company’s common stock at a purchase price of $1.20 per share. At the closing, the Company sold 8,306,535 shares of the Company’s common stock and returned subscriptions for 754,868 shares that were oversubscribed after allocating oversubscribed shares on a pro-rata basis.

The Company continued to have no debt.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com
http://investors.clearone.com

CLEARONE, INC
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$11,211	$5,571
Marketable securities	951	2,689
Receivables, net of allowance for doubtful accounts of $631 and $472, respectively	6,782	7,794
Inventories, net	13,228	14,415

Distributor channel inventories	—	1,555
Prepaid expenses and other assets	2,199	1,862
Total current assets	34,371	33,886
Long-term marketable securities	3,764	10,349

Long-term inventories, net	8,953	8,708
Property and equipment, net	1,388	1,549
Intangibles, net	10,249	6,543

Deferred income taxes	—	6,531
Other assets	196	311
Total assets	$58,921	$67,877
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,729	$4,122
Accrued liabilities	1,996	1,843
Deferred product revenue	283	4,635
Total current liabilities	6,008	10,600
Deferred rent	135	103
Other long-term liabilities	646	607
Total liabilities	6,789	11,310

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,630,597 and 8,319,022 shares issued and outstanding	17	8
Additional paid-in capital	57,840	47,464
Accumulated other comprehensive loss	(181)	(65)
Retained earnings/(accumulated deficit)	(5,544)	9,160
Total shareholders' equity	52,132	56,567
Total liabilities and shareholders' equity	$58,921	$67,877

CLEARONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Revenue	$7,213	$9,255	$28,156	$41,804
Cost of goods sold	4,171	4,502	14,785	17,795
Gross profit	3,042	4,753	13,371	24,009

Operating expenses:
Sales and marketing	2,112	2,603	9,908	10,996
Research and product development	2,083	2,395	7,840	9,342
General and administrative	1,450	1,564	5,950	7,161
Impairment of intangibles	—	33	—	769
Impairment of goodwill	—	—	—	12,724
Legal settlement proceeds, net	—	(790)	—	(790)
Total operating expenses	5,645	5,805	23,698	40,202

Operating loss	(2,603)	(1,052)	(10,327)	(16,193)

Other income, net	2	36	80	300

Loss before income taxes	(2,601)	(1,016)	(10,247)	(15,893)

Provision for (benefit from) income taxes	(65)	2,592	6,440	(1,721)

Net loss	$(2,536)	$(3,608)	$(16,687)	$(14,172)

Basic weighted average shares outstanding	10,834,801	8,384,938	8,942,629	8,576,588
Diluted weighted average shares outstanding	10,834,801	8,384,938	8,942,629	8,576,588

Basic loss per share	$(0.23)	$(0.43)	$(1.87)	$(1.65)
Diluted loss per share	$(0.23)	$(0.43)	$(1.87)	$(1.65)

Net loss	(2,536)	(3,608)	(16,687)	(14,172)

Comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net of tax	55	(32)	(38)	36
Change in foreign currency translation adjustment	(27)	16	(78)	104

Comprehensive loss	(2,508)	(3,624)	(16,803)	(14,032)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP gross profit	$3,042	$4,753	$13,371	$24,009
Stock-based compensation	2	6	14	27
Non-GAAP gross profit	$3,044	$4,759	$13,385	$24,036

GAAP operating loss	$(2,603)	$(1,052)	$(10,327)	$(16,193)
Stock-based compensation	85	150	464	665
Amortization of intangibles	301	258	1,093	964
Impairment of intangible asset	—	33	—	769
Impairment of goodwill	—	—	—	12,724
Impairment of other assets	161	—	161	—
Legal settlement proceeds, net	—	(910)	—	(910)
Legal expenses unrelated to regular operations	—	184	123	1,672
Non-GAAP operating loss	$(2,056)	$(1,337)	$(8,486)	$(309)

GAAP net loss	$(2,536)	$(3,608)	$(16,687)	$(14,172)
Stock-based compensation	85	150	464	665
Amortization of intangibles	301	258	1,093	964
Impairment of intangible asset	—	33	—	769
Impairment of goodwill	—	—	—	12,724
Impairment of other assets	161	—	161	—
Legal settlement proceeds, net	—	(910)	—	(910)
Legal expenses unrelated to regular operations	—	184	123	1,672
Tax effect of non-GAAP adjustments	—	1,596	—	(3,202)
Non-GAAP net loss	$(1,989)	$(2,297)	$(14,846)	$(1,490)

GAAP net loss	$(2,536)	$(3,608)	$(16,687)	$(14,172)
Number of shares used in computing GAAP loss per share (diluted)	10,834,801	8,384,938	8,942,629	8,576,588
GAAP loss per share (diluted)	$(0.23)	$(0.43)	$(1.87)	$(1.65)
Non-GAAP net loss	$(1,989)	$(2,297)	$(14,846)	$(1,490)
Number of shares used in computing Non-GAAP loss per share (diluted)	10,834,801	8,384,938	8,942,629	8,576,588
Non-GAAP loss per share (diluted)	$(0.18)	$(0.27)	$(1.66)	$(0.17)

GAAP net loss	$(2,536)	$(3,608)	$(16,687)	$(14,172)
Stock-based compensation	85	150	464	665
Depreciation	120	130	497	580
Amortization of intangibles	301	258	1,093	964
Impairment of intangible asset	—	33	—	769
Impairment of goodwill	—	—	—	12,724
Impairment of other assets	161	—	161	—
Legal settlement proceeds, net	—	(910)	—	(910)
Legal expenses unrelated to regular operations	—	184	123	1,672
Provision for (benefit from) income taxes	(65)	2,592	6,440	(1,721)
Non-GAAP Adjusted EBITDA	$(1,934)	$(1,171)	$(7,909)	$571